As filed with the Securities and Exchange Commission on February 8, 2007
Registration No. 333-119662

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BUSINESS OBJECTS S.A.
(Exact name of Registrant as specified in our charter)

The Republic of France (Jurisdiction of incorporation or organization)	98-0355777 (I.R.S. Employer Identification Number)
157-159 Rue Anatole France,
92300 Levallois-Perret, France
+33 1 41 25 21 21
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Susan J. Wolfe, Esq.
Senior Vice President, General Counsel and Secretary
c/o Business Objects America
3030 Orchard Parkway
San Jose, California 95134
(408) 953-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John T. Sheridan, Esq.
Julia Reigel, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
(650) 493-9300

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     On October 8, 2004, Business Objects, S.A. (the “Company”) filed its Registration Statement on Form S-3 (File No. 333-119662) covering 15,887,329 shares of the Company’s American depository shares (“ADS”) or the Ordinary Shares represented by such ADSs. On October 26, 2005, the Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective.
     Pursuant to Rule 477 promulgated under the Securities Act of 1933, as amended the Company respectfully requests that the Commission withdraw the Company’s Registration Statement on Form S-3. The Registration Statement was filed in order to permit public secondary trading of the ADSs by the selling shareholders and to facilitate the continued orderly disposition of the Company’s ADSs held by New SAC. The selling shareholders re-sold 13,834,424 shares of ADSs under the Registration Statement.
     The Company is requesting the withdrawal of the Registration Statement because, pursuant to the terms of the Amended and Restated Stockholders Agreement dated October 15, 2003 by and among the Company, New SAC, CB Cayman and certain shareholders of New SAC (the “Stockholders Agreement”), the Company’s obligations to maintain the effectiveness of the Registration Statement under the Stockholders Agreement expired on January 3, 2007.
     Accordingly, the Company hereby de-registers 2,052,905 shares of its ADSs or the Ordinary Shares represented by such ADSs, registered pursuant to the Registration Statement remaining unsold thereunder.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on February 8, 2007.

By:	/s/ JOHN G. SCHWARZ
John G. Schwarz
Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Signature	Title	Date

/s/ John G. Schwarz	Chief Executive Officer and Director	February 8, 2007
John G. Schwarz	(Principal Executive Officer)

/s/ James R. Tolonen	Chief Financial Officer (Principal	February 8, 2007
James R. Tolonen	Accounting and Financial Officer)

*

Bernard Liautaud	Chairman of the Board, Director

Bernard Charlès	Director

*

Jean-François Heitz	Director

*

Gerald Held	Director

*

Kurt Lauk	Director

*

Carl Pascarella	Director

*

David Peterschmidt	Director

*

Arnold Silverman	Director

*By /s/ James R. Tolonen
James R. Tolonen Attorney-in-Fact		February 8, 2007